UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —March 29, 2016

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Luis A. Aguilar and Gayle Crowell to Board of Directors

On March 29, 2016, the Board of Directors of Envestnet, Inc. (the “Company”) appointed Luis A. Aguilar and Gayle Crowell as directors of the Company.  Mr. Aguilar was appointed as a member of Class II of the Company’s Board of Directors (the term of which ends in 2017) and Ms. Crowell was appointed as a member of Class III of the Company’s Board of Directors (the term of which ends in 2019), each to hold office until the 2016 Annual Meeting of Stockholders in May 2016.  Mr. Aguilar was also appointed to the Nominating and Governance Committee and Ms. Crowell was also appointed to the Compensation Committee.

Mr. Aguilar was a Commissioner of the U.S. Securities and Exchange Commission (the “SEC”) from July 2008 through his retirement in December 2015.  Prior to his appointment as an SEC Commissioner, Mr. Aguilar was a partner with the international law firm of McKenna Long & Aldridge, LLP (subsequently merged with Dentons US LLP), specializing in corporate and securities law.  Mr. Aguilar’s previous experience includes serving as the general counsel, head of compliance, executive vice president, and corporate secretary of Invesco, with responsibility for all legal and compliance matters regarding Invesco Institutional.  While at Invesco, he was also managing director for Latin America in the 1990’s, and president of one of Invesco’s broker-dealers.  His career also includes tenure as a partner at several prominent national law firms: Alston & Bird LLP; Kilpatrick Townsend & Stockton LLP; and Powell Goldstein Frazer & Murphy LLP (subsequently merged with Bryan Cave LLP).  He began his legal career as an attorney at the U.S. Securities and Exchange Commission.  Mr. Aguilar represented the SEC as its liaison to both the North American Securities Administrators Association and to the Council of Securities Regulators of the Americas. He also served as the sponsor of the SEC’s first Investor Advisory Committee.  Mr. Aguilar is a graduate of the University of  Georgia School of Law, and also received a master of laws degree in taxation from Emory University.  He had earlier earned a bachelor’s degree from Georgia Southern University.

Ms. Crowell has served as an operational business consultant for Warburg Pincus LLC, a private equity firm, since June 2001.  She served as lead independent director of Yodlee, Inc. (“Yodlee”) since March 2014 and as a member of the Yodlee Board of Directors from July 2002 until November 2015 when Yodlee was acquired by the Company.    Ms. Crowell currently serves on the board of directors of MercuryGate International, Inc., a cloud-based transportation management system technology provider, as well as Dude Solutions Inc., a provider of facilities maintenance software.  Ms. Crowell holds a B.S. in education from the University of Nevada at Reno.

Mr. Aguilar and Ms. Crowell will each receive an annual retainer of $100,000, a meeting attendance stipend of $5,000 for each board meeting attended in person, including all coinciding committee meetings and an additional meeting attendance stipend of $1,000 for each telephonic meeting, including all coinciding committee meetings. Mr. Aguilar and Ms. Crowell will also receive an additional annual retainer of $10,000 for each committee on which they serve. Mr. Aguilar and Ms. Crowell will receive 25% of such amounts in cash and 25% in options to acquire shares of Company common stock and 50% in restricted stock units.  Cash amounts paid to directors are paid quarterly with respect to the pro rata portion of fees earned during that quarter. Equity amounts paid to directors are granted once a year (typically in February) for the amounts earned during the previous year.  The foregoing amounts will be prorated for 2016. We also reimburse all of our directors for their reasonable expenses incurred in attending meetings of our Board or committees. In addition, Mr. Aguilar and Ms. Crowell will each receive an initial equity grant of $100,000 of restricted stock units.

Option grants vest monthly over a four-year period, except that the shares that would otherwise vest over the first 12 months do not vest until the first anniversary of the grant.  Future awards of restricted stock units will vest over a 3-year period as follows: one third of the total amount vests on the first anniversary of the date of the grant of restricted stock; and then one-twelfth of the total amount vests on each three-month anniversary. The initial grant of restricted stock units grants vest as follows: one-quarter of the total amount vests on the date of grant and one quarter of the total amount vests on the each of the next three anniversaries of the grant.

All of these equity grants are made pursuant to our 2010 Long-Term Incentive Plan which was described in the proxy statement for our 2015 annual meeting under the heading “Executive Compensation—Compensation Discussion and Analysis—2010 Long-Term Incentive Plan.”

A copy of the Company’s press release announcing the appointment of Mr. Aguilar and Ms. Crowell to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Retirement of Yves Sisteron

On March 30, 2016, the Company announced that Yves Sisteron will not stand for re-election to the Company’s Board of Directors when his term expires at the Company’s annual meeting in May 2016.

Mr. Sisteron has served as a member of the Board since 2004 and has occupied many key Board leadership roles, most recently acting as lead independent director from the date of the Company’s initial public offering in 2010 to October 2015 and as a member of our Compensation Committee.

Mr. Sisteron’s decision not to stand for re-election is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing the retirement of Mr. Sisteron is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Resignation of Cynthia Egan

On March 30, 2016, the Company announced that Cynthia Egan had resigned as a director of the Company effective March 29, 2016.

By letter dated March 28, 2016, Ms. Egan notified the Company of her decision to resign from the Company’s Board of Directors effective March 29, 2016.  Ms. Egan has served as a member of the Board since 2013 and has occupied key Board leadership roles as Chair of our Compensation Committee and as a member of our Nominating and Governance Committee.

Ms. Egan’s decision to resign is not due to any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

A copy of the Company’s press release announcing the resignation of Ms. Egan is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

99.1                        Press release, dated March 30, 2016, regarding the appointments of Luis A. Aguilar and Gayle Crowell, the the retirement of Yves Sisteron, the resignation of Cynthia Egan and the appointment of Gregory Smith as Chairman of the Audit Committee and James Fox as Chairman of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Shelly O’Brien
	Name:	Shelly O’Brien

	Title:	Chief Legal Officer, General Counsel and
Corporate Secretary

Date: March 30, 2016